Tauriga Sciences, Inc. Secures $210,000 in Long Term Financing from Existing Institutional Investor

NEW YORK, NY—(Marketwired - September 14, 2017) - Tauriga Sciences, Inc. (OTC PINK: TAUG) (“Tauriga” or the “Company”), a company engaged in building businesses in the life sciences space, today announced that it has secured $210,000 in long term financing from an existing institutional investor. Under terms of the financing agreement, the Company received $30,000 USD upon signing with the balance of $180,000 being deferred until after March 11, 2018. The financing structure consists of one $30,000 convertible debenture with 6 distinct $30,000 “Back End” convertible debentures which are eligible to be funded at any time between March 11, 2018 – September 11, 2018. A detailed disclosure of the material terms of this financing agreement, will be provided to shareholder on Form 8-K to be filed by the Company within the next few business days.

The purpose of this financing structure is to ensure the Company has sufficient working capital, six months from now, should the outcome of the lawsuit be appealed by the Defendants. The lawsuit, filed against the Company’s predecessor audit firm, is scheduled for Trial at 10:00am EST November 14, 2017 (Federal District Court New Jersey).

Recently the Company filed its Expert Report with the Court, that opined that Tauriga suffered losses of at least $3,995,000 from the improper actions of the Defendants (“Cowan Gunteski & Co. P.A. et al”)

Please view the following link:

(https://s3.amazonaws.com/bbemail/PROD/ulib/3d0u1e/docs/19a5db95-5553-27d7-8cd9-beb307bc4b23/TAUGExpertreport.pdf)

Commenting on the financing, Tauriga’s CEO Seth M. Shaw expressed, “The Company is taking the responsible steps, at this time, to prepare for all potential outcomes that could result from the upcoming Trial — November 2017. The Company believes that the terms of this long term financing structure are both beneficial to shareholders and mindful of dilution. Management remains committed to building a successful long term future for the many shareholders who have supported the Company over the years.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC Pink Current: TAUG ) is engaged in building life sciences company through the development, marketing, distribution and potential licensing of a broad array of products and technologies. The Company is presently focused on its upcoming contemplated launch of a Cupacu Butter based lip balm product branded under the name: Herman. The Company has previously disclosed that it plans to launch this product to the retail marketplace during mid-late Autumn of 2017. The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. The Company is also prosecuting (as Plaintiff) its ongoing malpractice lawsuit against its predecessor audit firm, for which it’s seeking monetary damages in excess of $4,500,000. The Federal District Court New Jersey has confirmed that this Trial shall commence at 10:00am EST on November 14, 2017 (Trenton, New Jersey).

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact Info:

Mr. Seth M. Shaw

Chief Executive Officer

Tauriga Sciences Inc.

Cell # 917-796-9926

Email: sshaw@tauriga.com

Website: www.tauriga.com